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                          EXHIBIT 23

               CONSENT OF INDEPENDENT ACCOUNTANTS

                           __________



          We consent to the incorporation by reference in the registration statements of Legg Mason, Inc. and Subsidiaries on Form S-8 (File Nos. 2-87754; 33-18870; 33-20027; 33-28609; 33-45453; and 33-48239) and on Form
S-3 (File Nos. 33-41810; and 33-62704) of our reports dated May 2, 1995, on our audits of the consolidated financial statements and financial statement schedule of Legg Mason, Inc. and Subsidiaries as of March 31, 1995 and 1994, and for each of the three years in the period ended March 31, 1995, which reports are included in this Annual Report on Form 10-K.







                               /s/ COOPERS & LYBRAND L.L.P.





Baltimore, Maryland
June 26, 1995